UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2017

_______________________________

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

350 East Las Olas Boulevard Suite 1600 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

(203) 682-8331
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.   Other Events.

As previously disclosed in the filings of Swisher Hygiene Inc. (the “Company”) with the Securities and Exchange Commission, Michael Kipp and Joanne K. Viard are the subject of a federal criminal action (United States of America v. Michael Kipp and Joanne Viard, Docket No. 3:15-cr-00244-MOC-DSC) and a civil action (Securities and Exchange Commission v. Michael J. Kipp and Joanne K. Viard, No 3:16-cv-00258-MOC-DSC), both of which relate to accounting issues involving certain of the Company’s publicly filed financial statements for calendar year 2011. During the week of March 4, 2017, the federal criminal trials against Mr. Kipp and Ms. Viard concluded and, on June 20, 2017, Mr. Kipp and Ms. Viard were each found guilty of one count of conspiracy, which included conspiracy to commit securities fraud, conspiracy to make false and misleading statements to the Company’s auditors and accountants, and conspiracy to falsify the Company’s books, records and accounts. Also, on June 20, 2017, Mr. Kipp was found guilty of three additional counts; one for wire fraud, one for securities fraud, and one for bank fraud. The civil action continues to be outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: June 22, 2017	By:	/s/ Richard L. Handley
Richard L. Handley
Chairman, President and Secretary

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